UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2012

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-31791	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 1, 2012, Galectin Therapeutics Inc. (the “Company”) filed a Certificate of Change with the Secretary of State of Nevada pursuant to which the Company effected a one-for-six (1:6) reverse stock split (the “Reverse Stock Split”) of its authorized and issued and outstanding common voting shares, par value $0.001 per share (the “Common Stock”), effective as 4:01 PM (EDT) on March 22, 2012.

The Company currently has five (5) registration statements on Form S-8 on file with the Securities and Exchange Commission (the “SEC”) that register shares offered pursuant to awards under stock incentive plans. SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements on Form S-8 listed below, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of common stock deemed to be covered by each of the following effective registration statements of the Company will be proportionately reduced to give effect to the Reverse Stock Split:

(1)	Registration Statement on Form S-8 (No. 333-109893);

(2)	Registration Statement on Form S-8 (No. 333-116629);

(3)	Registration Statement on Form S-8 (No. 333-159247);

(4)	Registration Statement on Form S-8 (No. 333-176305); and

(5)	Registration Statement on Form S-8 (No. 333-176306).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Peter G. Traber
Peter G. Traber, M.D.
President, Chief Executive Officer & Chief Medical Officer

Date: March 26, 2012